Hyundai Auto Receivables Trust 2003-A
Monthly Servicing Report
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Collection Period                                              DECEMBER, 2003
Distribution Date                                                    01/15/04
Transaction Month                                                           2
30/360 Days                                                                30
Actual/360 Days                                                            31
------------------------------------------------------------------------------

I.  ORIGINAL DEAL PARAMETERS
----------------------------
Cut off Date:                                  September 30, 2003
Closing Date:                                    November 7, 2003


                                                    Dollars          Units         WAC      WAM
                                                    -------          -----         ---      ---

Original Pool Balance:                           $ 815,463,348.54     52,845      7.296%     56

                                                                                  Coupon
                                                  Dollar Amount      % of Pool     Rate            Final Payment Date
                                                  -------------      ---------     ----            ------------------
   Class A-1 Notes                                $170,000,000.00     20.847%     1.1100%           November 15, 2004
   Class A-2 Notes                                $241,000,000.00     29.554%     1.5600%          September 15, 2006
   Class A-3 Notes                                $130,000,000.00     15.942%     2.3300%           November 15, 2007
   Class A-4 Notes                                $120,618,000.00     14.791%     3.0200%            October 15, 2010
   Class B Notes                                  $ 39,034,000.00      4.787%     2.9900%            October 15, 2010
   Class C Notes                                  $ 11,710,000.00      1.436%     3.1900%            October 15, 2010
   Class D Notes                                  $ 40,985,000.00      5.026%     4.0600%            October 15, 2010
                                                  --------------------------
Total Securities                                  $753,347,000.00     92.383%

   Overcollateralization                          $ 27,323,343.23      3.351%
   YSOA                                           $ 34,793,005.31      4.267%
                                                  --------------------------
Total Original Pool Balance                       $815,463,348.54     100.00%
======================================================================================================================


II. POOL BALANCE AND PORTFOLIO INFORMATION
------------------------------------------


                                       -------------------------------------------------------------------------------------
                                                 Beginning of Period                 Ending of Period            Change
                                       -------------------------------------------------------------------------------------
                                             Balance          Pool Factor       Balance        Pool Factor
                                             -------          -----------       -------        -----------
   Class A-1 Notes                        $126,141,170.60      0.7420069     $103,286,484.86    0.6075676   $ 22,854,685.74
   Class A-2 Notes                        $241,000,000.00      1.0000000     $241,000,000.00    1.0000000   $           -
   Class A-3 Notes                        $130,000,000.00      1.0000000     $130,000,000.00    1.0000000   $           -
   Class A-4 Notes                        $120,618,000.00      1.0000000     $120,618,000.00    1.0000000   $           -
   Class B Notes                          $ 39,034,000.00      1.0000000     $ 39,034,000.00    1.0000000   $           -
   Class C Notes                          $ 11,710,000.00      1.0000000     $ 11,710,000.00    1.0000000   $           -
   Class D Notes                          $ 40,985,000.00      1.0000000     $ 40,985,000.00    1.0000000   $           -
                                       -------------------------------------------------------------------------------------
Total Securities                          $709,488,170.60      0.9417814     $686,633,484.86    0.9114438   $ 22,854,685.74

Weighted Avg. Coupon (WAC)                          7.30%                                                             7.30%
Weighted Avg. Remaining
   Maturity (WARM)                                  54.21                                                             53.25
Pool Receivables Balance                  $777,799,868.70                                                   $757,734,060.31

Remaining Number of Receivables                    51,943                                                            51,446

Adjusted Pool Balance                                                                                       $726,757,363.97
============================================================================================================================

III.  COLLECTIONS
-----------------

Principal:
     Principal Collections                                                                                  $ 19,922,122.69
     Repurchased Contract Proceeds                                                                          $           -
        Related to Principal
     Liquidation Proceeds                                                                                   $     12,714.63
     Recoveries from Prior Month
         Charge-Offs                                                                                        $           -
                                                                                                          ------------------
Total Principal Collections                                                                                 $ 19,934,837.32

Interest:
     Interest Collections                                                                                   $  4,821,904.25
     Interest on Repurchase Principal                                                                       $          -
                                                                                                          ------------------
Total Interest Collections                                                                                  $  4,821,904.25

Reserve Account Interest                                                                                    $      3,007.36

Total Collections                                                                                           $ 24,759,748.93



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




Hyundai Auto Receivables Trust 2003-A
Monthly Servicing Report
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Collection Period                                              DECEMBER, 2003
Distribution Date                                                    01/15/04
Transaction Month                                                           2
30/360 Days                                                                30
Actual/360 Days                                                            31
------------------------------------------------------------------------------

IV.  DISTRIBUTIONS
------------------


     Total Collections                                                                            $24,759,748.93
     Reserve Account Release                                                                      $           -
     Reserve Account Draw                                                                         $           -
                                                                                               ------------------
Total Available for Distribution                                                                  $24,759,748.93
                                                      Amount Due         Amount Paid
                                                      ----------         -----------
 1. Servicing Fee @1.00%:
                                                                                               ------------------
     Servicing Fee Due                             $    648,166.56      $   648,166.56            $   648,166.56
                                                                                               ------------------
 2. Class A Noteholders Interest:
     Class A-1 Notes                               $    120,569.94      $   120,569.94
     Class A-2 Notes                               $    313,300.00      $   313,300.00
     Class A-3 Notes                               $    252,416.67      $   252,416.67
     Class A-4 Notes                               $    303,555.30      $   303,555.30
                                                  -----------------  ------------------
                                                                                               ------------------
          Total Class A interest:                  $    989,841.91      $   989,841.91            $   989,841.91
                                                                                               ------------------
 3. First Priority Principal Distribution:         $           -        $          -              $          -
                                                                                               ------------------
 4. Class B Noteholders Interest:                  $     97,259.72      $    97,259.72            $    97,259.72
                                                                                               ------------------
 5. Second Priority Principal Distribution:        $           -        $          -              $          -
                                                                                               ------------------
 6. Class C Noteholders Interest:                  $     31,129.08      $    31,129.08            $    31,129.08
                                                                                               ------------------
 7. Third Priority Principal Distribution:         $           -        $          -              $          -
                                                                                               ------------------
 8. Class D Noteholders Interest:                  $    138,665.92      $   138,665.92            $   138,665.92
                                                                                               ------------------
         Available Funds Remaining:                                                               $22,854,685.74
                                                                                               ------------------
 9. Regular Principal Distribution Amount:                                                        $22,854,685.74
                                                                                               ------------------
                                                 Distributable Amount      Paid Amount
                                                 --------------------      -----------
     Class A-1 Notes                                                    $22,854,685.74
     Class A-2 Notes                                                    $          -
     Class A-3 Notes                                                    $          -
     Class A-4 Notes                                                    $          -
                                                                     ------------------
          Class A Notes Total:                     $141,405,544.44      $22,854,685.74
          Class B Notes Total:                     $ 32,218,099.98      $          -
          Class C Notes Total:                     $ 45,337,335.89      $          -
          Class D Notes Total:                     $ 19,429,256.07      $          -
                                                                     ------------------
               Total Noteholders Principal                              $22,854,685.74
                                                                                               ------------------
10. Available Amounts Remaining
       to reserve account                                                                         $          -
                                                                                               -----------------
11. Trust Fees and Expenses                                                                       $          -
                                                                                               -----------------
12. Remaining Available Collections
     Released to Certificateholder                                                                $          -
                                                                                               -----------------
================================================================================================================


V.  YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT (YSOA)
--------------------------------------------------------


Beginning Period Required Amount                                                                  $32,224,734.06
Beginning Period Amount                                                                           $32,224,734.06
Current Period Amortization                                                                       $ 1,248,037.72
Ending Period Required Amount                                                                     $30,976,696.34
Ending Period Amount                                                                              $30,976,696.34
Next Distribution Date Required Amount                                                            $29,752,912.74



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


Hyundai Auto Receivables Trust 2003-A
Monthly Servicing Report
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Collection Period                                              DECEMBER, 2003
Distribution Date                                                    01/15/04
Transaction Month                                                           2
30/360 Days                                                                30
Actual/360 Days                                                            31
------------------------------------------------------------------------------

VI.  RESERVE ACCOUNT

Beginning Period Required Amount                                                                             $ 5,855,027.57
Beginning Period Amount                                                                                      $ 5,855,027.57
Current Period Release to Collection Account                                                                 $          -
Current Period Deposit                                                                                       $          -
Current Period Release to Depositor                                                                          $          -
Ending Period Required Amount (0.75% of APB of cut-off date)                                                 $ 5,855,027.57
Ending Period Amount                                                                                         $ 5,855,027.57
=============================================================================================================================

VII.  OVERCOLLATERALIZATION

                                                                            Beginning          Ending             Target
                                                                            ---------          ------             ------
Overcollateralization Amount                                            $36,086,964.04   $40,123,879.11      $ 59,553,135.19
Overcollateralization as a % of Original Pool                                4.43%                4.92%                7.30%
Overcollateralization as a % of Current Pool                                 4.76%                5.30%                7.86%
=============================================================================================================================

VIII.  DELINQUENCY AND NET LOSS ACTIVITY

                                                             Units Percent    Units      Dollars Percent      Dollar Amount
                                                             -------------    -----      ---------------      -------------
     Current                                                     98.33%       50,586         98.40%          $745,620,138.90
     30 - 59 Days                                                 1.33%          682          1.28%          $  9,689,009.23
     60 - 89 Days                                                 0.28%          146          0.26%          $  1,964,914.76
     90 + Days                                                    0.06%           32          0.06%          $   459,997.42
                                                           -----------------------------------------------------------------
                                                                              51,446                         $757,734,060.31
Total
Delinquent Receivables 60 + days past due                         0.35%          178          0.32%          $  2,424,912.18
Delinquency Ratio 60+ for 1st Preceding Collection Period         0.12%           61          0.12%          $    906,058.86
Delinquency Ratio 60+ for 2nd Preceding Collection Period         0.00%            0          0.00%          $          -
                                                                  -----                       -----
Three-Month Average Delinquency Ratio                             0.16%                       0.15%

Repossession in Current Period                                                                                            41
Repossession Inventory                                                                                                    54

Charge-Offs
     Gross Principal of Charge-Off for Current Period                                                        $    143,685.70
     Recoveries for Current Period                                                                           $    (12,714.63)
     Recoveries on Previous Charge-off Contracts                                                             $          -
                                                                                                             ----------------
     Net Charge-offs for Current Period                                                                      $    130,971.07

     Average Pool Balance for Current Period                                                                 $767,766,964.51

Net Loss Ratio                                                                                                         0.20%
Net Loss Ratio for 1st Preceding Collection Period                                                                     0.04%
Net Loss Ratio for 2nd Preceding Collection Period                                                                     0.00%
                                                                                                             ---------------
Three-Month Average Net Loss Ratio for Current Period                                                                  0.08%

Cumulative Net Losses for All Periods                                                                        $    160,264.58
Cumulative Net Losses as a % of Initial Pool Balance                                                                   0.02%


The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting with respect to the outstandings as of December 31, 2003, in accordance with the Sale and Servicing Agreement dated as of November 7, 2003, and that all the representations and warranties set forth in Section 3.01 and made by HMFC, as Seller, are hereby restated and reaffirmed.


                                      HYUNDAI MOTOR FINANCE COMPANY, AS SERVICER



                                      By: /s/ David A. Hoeller
                                          -----------------------------
                                      Name:  David A. Hoeller
                                      Title: Vice President, Finance
                                      Date:  January 12, 2004



                                     3 of 3

                             SERVICER'S CERTIFICATE



                        Collection Period: December, 2003

                       Distribution Date: January 15, 2004

                      Hyundai Auto Receivables Trust 2003-A


         The undersigned certifies that he is the Vice President, Finance, of Hyundai Motor Finance Company, a California corporation ("HMFC") and that as such he is duly authorized to execute and deliver this certificate on behalf of HMFC pursuant to Section 4.09 of the Sales and Servicing Agreement dated November 7, 2003, among HMFC, as Seller and Servicer, Wells Fargo Bank Minnesota, as Indenture Trustee, Hyundai ABS Funding Corporation, as the Depositor and, the Hyundai Auto Receivables Trust 2003-A, as Issuer (the "Sales and Servicing Agreement") (all capitalized terms used herein without definition have the respective meanings specified in the Sales and Servicing Agreement) and further certifies that:

     1. The Servicer's report for the period from December 1, 2003, TO December 31, 2003, attached to this certificate is complete and accurate and contains all information required by Section 4.09 of the Sales and Servicing Agreement; and

     2. As of December 31, 2003, no Event of Servicing Termination or event that with notice or lapse of time or both would become an Event of Servicing Termination has occurred.

         IN WITNESS WHEREOF, I have affixed hereunto my signature this 12th day of January, 2004.


                                      HYUNDAI MOTOR FINANCE COMPANY, as Servicer a California corporation


                                      By: /s/ David A. Hoeller
                                         -------------------------------------
                                         David A. Hoeller
                                         Vice President, Finance